SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OFTHE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 15, 2011

MMEX MINING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-152608	26-1749145
(State of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2626 Cole Avenue, Suite 610
Dallas, Texas 75204
 (Address of principal executive offices)

Registrant's telephone number, including area code:   (214) 880-0400

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01    Entry into a Material Definitive Agreement.

Effective December 15, 2011, we amended and restated the Company’s prior employment agreement with our President and CEO, Jack Hanks; and we amended and restated the Company’s prior consulting agreement with Bruce Lemons, a director of the Company.  The prior agreements were entered into by Maple Carpenter Creek Holdings, Inc. (“MCCH”) on September 2010 and assumed by the Company in connection with its merger with MCCH on September 23, 2010.

Pursuant to the new agreements:

o	Mr. Hanks’ annual salary has been increased from $300,000 to $360,000

o	The term has been extended from two to three years (automatically renewable thereafter for one year terms).

o	Nondisclosure and non-competition restrictions have been included.

o	A change of control provision has been included, providing that a change of control of the Company will constitute a deemed termination of the agreement without cause.

Substantially all compensation under the agreements has been accrued rather than paid since the inception of the agreements to the current date.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMEX Mining Corporation

Date: December 20, 2011	By:	/s/ Jack W. Hanks
Jack W. Hanks, President and Chief Executive Officer

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